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                                                                    EXHIBIT 10.6

                  RYKOFF-SEXTON, INC.  CONVERTIBLE AWARD PLAN
                       (OFFICER AND KEY EMPLOYEE EDITION)
                          (As amended, June 19, 1995)


I.  INTRODUCTION

The Rykoff-Sexton, Inc. Convertible Award Plan (the "Plan") is designed to encourage Company executives to acquire a substantial ownership interest in the Common Stock of Rykoff-Sexton, Inc. ("Rykoff-Sexton" or the "Company"). The objective of the Plan is to offer a competitive stock-based compensation program to Rykoff-Sexton executives to ensure that the interests of the Company's management are closely aligned to the interests of its shareholders. The Plan seeks to achieve this objective by granting shares of the Company's Common Stock (the "Common Stock") to Plan participants who convert a portion of their annual cash incentive awards to Common Stock or who purchase the Common Stock in open market transactions. This Plan document sets forth all terms and conditions of the Plan as approved by the Board of Directors of Rykoff-Sexton.

II.  DEFINITIONS

For the purposes of the Plan, the following terms shall have the meanings set forth below:

     (a) "Award" means the annual cash incentive to which a Participant is entitled under the Rykoff-Sexton Management Incentive Plan.

     (b) "Board of Directors" or "Board" means the Board of Directors of Rykoff-Sexton.

     (c)  "Cause" means, in connection with the termination of employment of a
          Participant:

               (i) the willful and continued figure by the Participant to substantially perform its duties (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Participant has not substantially performed his duties; or

               (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company, monetarily or otherwise. No act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     (d) "Committee" means the Compensation Committee of the Board of Directors.

     (e)  "Company" means Rykoff-Sexton, Inc..

     (f) "Converted Shares" means the shares of stock purchased by a Participant upon the conversion of a portion of an Award into shares of Common Stock.

     (g) "Conversion Date" means, with respect to a Plan Cycle, the fourth business day following the date the Company announces its annual earnings for the fiscal year constituting such Plan Cycle by means of the Company's earnings press release. It is the date as of which a portion of the Participant's Award is converted into shares of the Company's Common Stock. On the "Conversion Date," the portion of a Participant's Award to be converted into Common Stock is converted into the number of shares of Common Stock equal to (A) the dollar amount of the portion of the Award to be converted divided by (B) the Conversion Price.

     (h) "Conversion Price" means, with respect to a Plan Cycle, the closing price of the Company's Common Stock as reported in the New York Stock Exchange Composite Index on the fourth business day following the date the Company announces its annual earnings for the fiscal year immediately preceding such Plan Cycle by means of the Company's earnings press release. An appropriate adjustment in the Conversion Price will be made in the event of a stock split or other change in the Company's outstanding shares in accordance with the procedure set forth in the Company's Stock Option Plans.

     (i) "Holding Period" means the three year period, commencing on the Conversion Date or Purchase Date, during which a Participant cannot sell either the Converted Shares acquired on a pre-tax basis or Premium Shares.

     (j) "Participant" means an officer or key employee of the Company approved for participation by the Committee. For purposes of this Plan, the term "Participant" shall also include a trust established for the benefit of an officer or key employee of the Company approved for participation by the Committee, or for the benefit of members of his or her immediate family. For purposes of this Plan the term "Participant" shall also include an Individual Retirement Account, as that term is defined in Internal Revenue Code Section 408, established for the benefit of an officer or key employee of the Company approved for participation by the Committee, or an Individual Retirement Account established for the benefit of the spouse of an officer or key employee approved for participation but only if said officer or key employee retains a present interest under applicable local

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          law in the assets of the spouse's Individual Retirement account such as would exist under California's community property or IllInois marital property laws.


     (k)  "Plan" means the Rykoff-Sexton Convertible Award Plan.

     (l) "Plan Cycle" means any fiscal year during which an executive participates in the Plan. A Plan Cycle begins on the beginning date of a fiscal year and ends on the ending date of that fiscal year.

     (m)  "Plan Shares" means Converted Shares and Premium Shares.

     (n) "Premium Shares" means the shares of restricted stock granted to a Participant as a bonus for participating in the Plan.

     (o) "Purchased Shares" means any shares of the Company's Common Stock purchased in open market transactions by the executive with the intent to hold such shares for the Holding Period.

     (p) "Purchase Date" means the date on which the executive purchases Purchased Shares.

     (q) "Stock Plans" means the Company's 1988 Stock Option and Compensation Plan and the Company's 1995 Key Employee Stock Option and Compensation Plan.

     (r) "Target Award" has the meaning set forth in the Management Incentive Plan, as the same may be amended from time to time.

III.  PLAN OPERATION

A.   Converted Shares

A Participant may convert up to 50% of an Award, on a pre-tax or after-tax basis, to Converted Shares. The number of Converted Shares received by the Participant is a function of the percentage of an Award to be converted, specified by the Participant within the period established by the Plan and the Conversion Price. Premium Shares will be granted to the Participant on a one-for-three basis with respect to Converted Shares except to the extent the participant is entitled to the one-for-one match described below.

Each participant must specify whether the Award is to be converted on a pre-tax or after-tax basis. Converted Shares purchased on a pre-tax basis and the Premium Shares issued in respect of such converted shares are subject to forfeiture during the Holding Period applicable to such shares. Converted Shares purchased on an after-tax basis shall

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

vest on the Conversion Date and not be subject to forfeiture. Premium Shares issued in respect of such vested Converted Shares, but not the vested Converted Shares, are subject to forfeiture during the Holding Period applicable to such shares.

The following is an example of how the Plan operates on a pre-tax basis in such a situation:

    Hypothetical annual Award at Target                      $12,000
    50% Award converted to Common Stock                      $ 6,000
    Conversion Price                                         $20 per share
    Market price of Common Stock on Conversion Date          $25 per share
    Number of shares of Common Stock converted*              300 shares
    Number of Premium Shares granted*                        100 shares
    Total number of Plan shares                              400 shares
    Dollar value on Conversion Date
        of Converted Shares and Premium Shares               $10,000

    *Note: Only whole shares shall be awarded to Participants in this Plan.

If the above example involved the conversion of shares on a pre-tax basis, 400 shares would be subject to forfeiture during the Holding Period. If the above example involved the conversion of shares on an after-tax basis, the Premium Shares granted in respect of Converted Shares would be subject to forfeiture during the Holding Period.

In order to be eligible for a one-for-one matching grant, a Participant must elect to convert 50% of the Award. If such a Participant receives an Award that exceeds the Participant's Target Award, the Participant will be granted Premium Shares on a one-for-three basis with respect to 50% of the amount of the Target Award and will be granted Premium Shares on a one-for-one basis with respect to 50% of all amounts of the Award above the Participant's Target Award.

The following is an example of how the Plan operates on a pre-tax basis when a Participant receives a one-for-one matching grant:

    Hypothetical annual Award at 200% of Target                  $24,000
    50% Award converted to Common Stock                          $12,000
    Conversion Price                                             $20 per share
    Market price of Common Stock on Conversion Date              $25 per share
    Number of shares of Common Stock converted                   600 shares
    Number of Premium Shares granted in respect of Converted
     Shares on a one-for-three basis                             100 shares
    Number of Premium Shares granted in respect of Converted
     Shares on a one-for-one basis                               300 shares
    Total number of Plan shares                                  1,000 shares
    Dollar value on Conversion Date
       of Converted Shares and Premium Shares                    $25,000

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B.  Purchased Shares

Premium Shares will be granted on a one-for-three basis to a Participant who has purchased shares of Common Stock in open market transactions with the intent to hold such shares for the minimum three-year Holding Period, provided that on the date the Purchased Shares are acquired, and throughout the subsequent Holding Period, the participant owns no less than the number of shares of Common Stock owned on June 19, 1995 plus shares acquired since that date and less shares sold to enable the participant to exercise Company stock options or to pay the taxes arising out of the purchase or vesting of shares of Company stock pursuant to the Company's Stock Plans. Premium Shares issued in respect of such Purchased Shares are subject to forfeiture during the Holding Period if the Participant's ownership of Common Stock declines below the level required to be maintained throughout the Holding Period, or if the Participant's employment terminates as provided in Section VII herein.

The following is an example of how the Plan operates in this situation:

        Total shares owned as of 6/19/95                         8,000
        Number of shares of Common Stock
         converted on a pre-tax basis (see above example)          600
        Number of Premium shares granted in respect
         of Converted Shares on a one-for-three basis              100
        Number of Premium Shares granted in respect
         of Converted Shares on a one-for-one basis                300
        Total number of Plan shares                              1,000
        Total number of shares owned after conversion,
         600 of which are Converted Shares and 400 of
         which are Premium Shares issued in respect of
         Converted Shares                                        9,000
        Number of Purchased Shares acquired
         through open market transactions                          600
        Number of Premium Shares granted
         in respect of Purchased Shares                            200
        Total shares owned after open market purchases           9,800
        Shares sold to fund payment of tax upon
         expiration of the Holding Period in
         respect of Converted Shares and Premium Shares          (500)
        Total shares owned after sale to pay tax                 9,300
         Number of Premium shares issued in respect of
         Purchased Shares subject to forfeiture during
         Holding Period                                            200

In the above example, the 200 Premium Shares granted in respect of Purchased Shares acquired through open market transactions are subject to forfeiture should the Participant's holdings fall below 9,300 shares during the Holding Period. Moreover, in this example, should the Participant's holdings fall below 9,300 shares, the Participant

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will not be granted Premium Shares in respect of shares purchased in open market transactions. In order to again receive Premium Shares in respect of open market transaction, the Participant must increase the Participant's holdings to at least 9,300 shares.

Each Participant shall provide the Company's Senior Vice President - Human Resources such evidence as the Company shall require for the purpose of administering the above provisions and shall certify a record of the Participant's stockholding as and whenever requested by the Senior Vice President - Human Resources.

C.  Voting and Dividend Rights

All Plan Shares shall maintain full voting rights, and Participants will be entitled to receive dividend payments with respect to such Plan Shares if, and to the extent, such dividends are declared and paid during the Holding Period.


IV.  ELIGIBILITY

Participation in the Plan shall be restricted to the Executives and key employees who have a significant impact on the growth and profitability of the Company. Although the Committee shall select and approve eligible employees on the basis of the recommendations of the Company's Chief Executive Officer, participation in the Plan is voluntary. The participants are listed in Exhibit "A". Each participant under this Plan is subject to the requirements of the Rykoff-Sexton Executive Stock Ownership Guidelines.


V.  CONVERSION SPECIFICATION BY PARTICIPANTS

Except as otherwise provided, each Participant must specify the portion of an Award to be converted to Common Stock within three months of the beginning of each Plan Cycle. During the initial Plan Cycle such specification must be made within six months of the beginning of the Plan Cycle. During the second Plan Cycle a Participant must specify the percentage of an Award to be converted on or before August 15, 1995. Once made, this decision is irrevocable and will be executed as specified with respect to the Award earned during such Plan Cycle.
A separate decision may be made within the first three months of each subsequent Plan Cycle as to the percentage of the Award to be converted for such Plan Cycle.


VI.  HOLDING PERIOD FOR PLAN SHARES

Except as otherwise provided, Converted Shares converted on a pre-tax basis and Premium Shares will be subject to forfeiture and cannot be sold until the expiration of the Holding Period. Converted Shares converted on an after-tax basis and Purchased Shares may be sold during the Holding Period. However, upon any such sale, the

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

Premium Shares granted with respect to such Converted Shares and Purchased Shares will be forfeited by the Participant. The Holding Period applicable to Converted Shares begins on the Conversion Date. The HoldIng Period applicable to the Purchased Shares begins on the Purchase Date. Under current Internal Revenue Service rules, the compensation attributable to Converted Shares converted on a pre-tax basis and Premium Shares will not be subject to tax until the expiration of the Holding Period in respect of such shares under normal circumstances. Once the Holding Period has expired, both Converted Shares converted on a pre-tax basis and Premium Shares will be subject to tax based upon the then fair market value of such shares. Each Participant must consult with their own tax advisor to determine the tax consequences of the Participant's participation in this Plan.


VII.  SEPARATION OF EMPLOYMENT

Except for death, disability, retirement, or termination by the Company other than for Cause, termination of employment prior to the expiration of the Holding Period, applicable to any Converted Shares or Premium Shares, including voluntary termination by the Participant without the Company's prior approval, will result in complete forfeiture of the Converted Shares and Premium Shares subject to the Holding Period. Should employment end by reason of death, disability, retirement, or termination by the Company other than for Cause during the Holding Period, all Converted Shares and Premium Shares shall cease to be subject to a risk of forfeiture and be vested on the effective termination date.

If an executive is terminated by the Company on account of the executive's decision not to relocate at the Company's request, the termination will be treated as a voluntary termination by the participant without the Company's prior approval


VIII.  MISCELLANEOUS

(a) Term And Adoption Of The Plan. The Plan, effective on August 1, 1994, has been restated in its entirety, as amended by action of the Board of Directors on June 20, 1995. The Plan shall remain in effect until it is terminated pursuant to Subsection (b) below. The adoption of this Plan or any modification hereof does not imply any commitment to continue or adopt the same Plan, or any modification thereof, or any other Plan for incentive compensation for any succeeding year. Neither the Plan nor any grant made under the Plan shall create any employment contract or relationship between Rykoff-Sexton and any Participant.

(b) Right To Amend Or Terminate The Plan. The Board can amend, suspend, or terminate the Plan at any time and for any reason, except that the provisions of the Plan pertaining to the amount, price, and timing of grants shall not be amended more than once in any 12-month period.

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

(c) Plan Agreement. Within the time period specified in Section V, each Participant must sign the Rykoff-Sexton Convertible Award Plan Agreement (Attachment I - Purchase with Pre-Tax Dollars or Attachment II - Purchase with After-Tax Dollars) to indicate his or her participation in the Plan under all terms and conditions set forth herein. A new agreement must be signed for each Plan Cycle.

(d) Additional Provisions. This Plan has been created pursuant to the provisions of the Rykoff-Sexton, Inc. 1988 Stock Option and Compensation Plan (As Amended September 13, 1991) [the "1988 Plan"] and the Rykoff-Sexton, Inc. 1995 Key Employees Stock Option Plan [the "1995 Plan"]. Accordingly the provisions of the 1988 Plan and the 1995 Plan, specifically including (but not limited to) Section 8 entitled "Stock Awards and Restricted Stock", Section 11.5 entitled "Additional Condition", Section 11.6 entitled "Adjustment", Section
11.8 entitled "Withholding", and Section 11.12 entitled "Immediate Acceleration of Incentives", are incorporated herein by reference.

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

                                                                    ATTACHMENT I

                              RYKOFF-SEXTON, INC.
                        CONVERTIBLE AWARD PLAN AGREEMENT
                        [PURCHASE WITH PRE-TAX DOLLARS]


This document shall constitute the agreement between Rykoff-Sexton, Inc. (the "Company") and ______________ (the "Participant"), which confirms your elections under the Rykoff-Sexton, Inc. Convertible Award Plan (the "Plan"). Capitalized terms used herein and defined in the Plan have the meanings set forth in the Plan.

Subject to the terms and conditions of the Plan, you are a Participant in the 199__ Fiscal Year Award Plan Cycle beginning __________ and ending ___________. For this Plan Cycle, you have elected to convert, on a pre-tax basis, ______ % (not to exceed 50%) of any Award you may receive under the Company's Management Incentive Plan to Common Stock under the provisions of the Plan. This election applies only to the Plan Cycle described above and is irrevocable. For each three (3) shares of Common Stock that you receive by converting an award into Common Stock under the terms of this Plan, the Company will grant you one (l) share of Common Stock, subject to the restrictions set forth in the Plan, and except as provided in the following paragraph.

If you have elected to convert 50% of your Award into Common Stock and your Award is above your Target Award as set forth in the Management Incentive Plan, 50% of your Award above target will be converted into Common Stock and the Company will grant you one (l) Premium Share for each one (l) Converted Share purchased upon such conversion.


The Conversion Price applicable to this Agreement is $__________.

Further, subject to the terms of the Plan, for each three (3) Shares of Common Stock that you purchase during the Plan Cycle described above, the Company will grant you one (l) Premium Share.

Converted Shares and Premium Shares acquired under the terms of this Plan are subject to forfeiture as described in the Plan. You are not permitted to sell such shares during the Holding Period, except as described in the Plan.

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

Please read the Plan documents carefully and retain a copy of the Plan and this Agreement for your reference. Indicate your acknowledgment that this Agreement accurately reflects the terms of your elections under the Plan by signing in the space provided below.

Accepted:                          Rykoff-Sexton, Inc.


__________________________         _______________________________________
Participant                        Mark Van Stekelenburg
                                   President and Chief Executive Officer


Date: ____________________         Date: _________________________________

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

                                                                   ATTACHMENT II

                              RYKOFF-SEXTON, INC.
                        CONVERTIBLE AWARD PLAN AGREEMENT
                       [PURCHASE WITH AFTER-TAX DOLLARS]

This document shall constitute the agreement between Rykoff-Sexton, Inc. (the "Company") and ___________ (the "Participant"), which confirms your elections under the Rykoff-Sexton Convertible Award Plan (the "Plan"). Capitalized terms used herein and defined in the Plan have the meanings set forth in the Plan.

Subject to the terms and conditions of the Plan, you are a Participant in the 199__ Fiscal Year Award Plan Cycle beginning __________ and ending ________________. For this Plan Cycle, you have elected to convert, on a after-tax basis, _____ % (not to exceed 50%) of any Award you may receive under the Company's Management Incentive Plan to Common Stock under the provisions of the Plan. This election applies only to the Plan Cycle described above and is irrevocable. For each three (3) shares of Common Stock that you receive by converting an award into Common Stock under the terms of this Plan, the Company will grant you one (1) share of Common Stock, subject to the restrictions set forth in the Plan, and except as provided in the following paragraph.

If you have elected to convert 50% of your Award into Common Stock and your Award is above your Target Award as set forth in the Management Incentive Plan, 50% of your Award above target will be converted into Common Stock and the Company will grant you one (1) Premium Share for each one (1) Converted Share purchased upon such conversion.

The Conversion Price applicable to this Agreement is $___________.

Further, subject to the terms of the Plan, for each three (3) Shares of Common Stock that you purchase during the Plan Cycle described above, the Company will grant you one (l) Premium Share.

Premium Shares acquired under the terms of this Plan are subject to forfeiture as described in the Plan. You are not permitted to sell such shares during the Holding Period, except as described in the Plan.

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

Please read the Plan documents carefully and retain a copy of the Plan and this Agreement for your reference. Indicate your acknowledgment that this Agreement accurately reflects the terms of your elections under the Plan by signing in the space provided below.

Accepted:                          Rykoff-Sexton, Inc.


_________________________          _______________________________________
Participant                        Mark Van Stekelenburg
                                   President and Chief Executive Officer


Date: ___________________          Date: _________________________________

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

                                   EXHIBIT A

                              INITIAL PARTICIPANTS

                                     TITLE
================================================================================


                              Rykoff-Sexton, Inc.:
                              --------------------

                             Mark Van Stekelenburg
                                Victor B. Chavez
                               Harold E. Feather
                             Robert J. Harter, Jr.
                               Richard J. Martin
                                Donald E. Willis


                             Distribution Division:
                             ----------------------

                                 Gary L. Cooper
                                 Chris G. Adams
                                  Kevin Kenney
                                   Jay Moore
                                 David Rattray
                                Billy J. Strong
                              P. Michael Taschler
                                  Ivan TeBrake


                            Manufacturing Division:
                            -----------------------

                                Alan V. Giuliani

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